REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement dated as of July 29, 1997, by and between Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), and GameTek (FL), Inc., a Florida corporation (the "Holder").

     WHEREAS, the Company issued to the Holder pursuant to a Purchase Agreement dated July 29, 1997, by and among the Company and the Holder (the "Purchase Agreement"), an aggregate of 406,533 shares (the "Shares") of the Company's Common Stock, par value $.01 per share; and

     WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to grant to the Holder registration rights set forth herein with respect to the Shares.

     NOW, THEREFORE, the parties do hereby agree as follows:

     1. S-3 Registration. The Company shall use its reasonable best efforts to include the Shares in a registration statement on Form S-3 (the "Form S-3 Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on the date the Company first becomes eligible to use a Form S-3 Registration Statement (which is currently anticipated to be April 14, 1998) and shall use its reasonable best efforts to cause the Form S-3 Registration Statement to become and remain effective under the Act so as to permit a public offering and sale of the Shares for a period of nine (9) months; provided, however, that (i) in the event that the Company is engaged in negotiations with respect to an acquisition, merger, financing or other material event which would require the Company to file a Form 8-K in the event that such acquisition, merger, financing or other material event is consummated or has otherwise occurred or (ii) in the event the Company shall furnish to the Holder a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Company and its investment banker that it would be detrimental to the Company and its shareholders for the Company to immediately proceed with such Form S-3 Registration Statement and it is therefore essential to defer the filing of such Form S-3 Registration Statement, then, in each such case, the Company will have the right to defer such filing for a reasonable period not to exceed ninety (90) days; provided, further that the nine (9) month registration period shall be extended by the length of such deferral period.

     2. Piggyback Registration.

     (a) If, at any time after April 14, 1998, the Shares have not been included in the Form S-3 Registration Statement, and the Company proposes to prepare and file with the Commission a registration statement covering equity or debt securities of the Company or any such securities of the Company held by its shareholders, other than in connection with a merger, acquisition or pursuant to a registration statement on Form S-4 or Form S-8 or any successor form (for purposes of this Section 2, a "Registration Statement"), the Company will give written notice of its intention to do so by [certified mail] ("Notice"), at least 10 days prior to the filing of each such Registration Statement, to the Holder. Upon the written request of the Holder, made within 8 days after receipt of the Notice, that the Company include any of the Shares in the proposed Registration Statement, the Company shall, as to the Holder, use its best efforts to effect the registration under the Act of the Shares which it has been so requested to register ("Piggyback Registration"); provided, however, that if the Piggyback Registration is in connection with an underwritten public offering and in the written opinion of the Company's underwriter or managing underwriter of the underwriting group, if any, for such offering, the inclusion of all or a portion of the Shares requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise having an adverse effect on the offering, then the Company may exclude from such offering all or a portion of the Shares which it has been requested to register.

     (b) If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a request from the underwriter or managing underwriter as set forth in paragraph (a) above, the aggregate number of Shares to be offered by the Holder pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter or managing underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Shares proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders.

     (c) Notwithstanding the preceding provisions of this Section, the Company shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

     3. Covenants of the Company With Respect to Registration. The Company hereby covenants and agrees as follows:

          (a) Following the effective date of any registration statement filed under Section 1 or 2, the Company shall, upon the request of the Holder, forthwith supply such


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



     reasonable number of copies of the registration statement and prospectus meeting the requirements of the Act as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Shares. The obligations of the Company hereunder with respect to the Shares are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Shares and the terms of the Holder's offering of such shares as the Company may request.

          (b) The Company will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Sections 1 and 2 hereof, including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Shares sold by the Holder pursuant thereto.

          (c) The Company will use its reasonable best efforts to qualify or register the Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, except as may be required by the Act and its rules and regulations.

     4. Covenant of the Holder. The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to a registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Shares until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

     5. Indemnification. The Company shall indemnify, defend and hold harmless the Holder from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in a registration statement or prospectus included therein or caused by or arising out of any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use therein; provided, however, that the indemnification in this Section shall not inure to the benefit of


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



the Holder on account of any such loss, claim, damage or liability arising from the sale of Shares by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder by the Company prior to the sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser prior to such sale. The Holder shall at the same time indemnify the Company, its directors, each officer signing a registration statement and each person who controls the Company within the meaning of the Act from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in a registration statement or prospectus included therein, or caused by or arising out of any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, only insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omissions based upon information furnished in writing to the Company by the Holder expressly for use therein.

     6. Governing Law.

     (a) This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

     (b) Each of the Company and the Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

     7. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

     If to the Company, at:

          Take-Two Interactive Software, Inc.
          575 Broadway
          New York, New York  10012
          Attn: Ryan A. Brant, Chairman

     with a copy of the same to:


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



          Tenzer Greenblatt LLP
          405 Lexington Avenue
          23rd Floor
          New York, New York  10174
          Attn: Kenneth I. Selterman, Esq.


     If to the Holder(s), at that address set forth under their name on the signature page.

     with a copy of the same to:

          Ackerman, Levine & Cullen, LLP
          175 Great Neck Road
          Great Neck, New York 11021
          Attn: Leslie J. Levine, Esq.

     Or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

     8. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holders.

     9. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     10. Benefits. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement. Certain of the Shares have been transferred to Ocean Bank and the Company agrees that Ocean Bank may participate pari passu with Holder in any registration of the Shares pursuant to this Agreement exercised by the Holder. Holder shall be responsible for notifying Ocean Bank and corresponding with the Company with respect thereto.

     11. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     12. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.


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



     13. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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



     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Company:                           TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                   By:  /s/ Ryan A. Brant
                                        -----------------
                                        Name: Ryan A. Brant
                                        Title:  Chairman


Holder:                            GAMETEK INC.


                                   By:  /s/ Robert L. Underwood
                                        -----------------------
                                        Name: Robert L. Underwood
                                        Title: Authorized Signer

                                   Address:  c/o Northern Blue, LLP
                                             100 Europa Drive
                                             Chapel Hill, No. Carolina
                                                  27514
                                   Number of Shares: 406,553_



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
                         EXECUTED IN CONNECTION WITH THE
                    ASSET AND STOCK PURCHASE AGREEMENT AMONG
                   GAMETEK (UK), LIMITED, GAMETEK (FL), INC.,
                    ALTERNATIVE REALITY TECHNOLOGIES, INC AND
                       TAKE TWO INTERACTIVE SOFTWARE, INC.

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